Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman Senior Vice President - Finance Horace Mann Educators Corporation 217-788-5708 www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR SECOND QUARTER

SPRINGFIELD, Ill., July 30, 2009 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $18.6 million (46 cents per share) and $32.0 million (79 cents per share) for the three and six months ended June 30, 2009, respectively, compared to $4.5 million (11 cents per share) and $18.8 million (45 cents per share) for the same periods in 2008. Included in net income were net realized gains on securities of $11.0 million ($7.2 million after tax, or 18 cents per share) and $10.2 million ($6.6 million after tax, or 16 cents per share) for the three and six months ended June 30, 2009, respectively. In the same periods in 2008, net income included net realized investment losses of $8.1 million ($5.1 million after tax, or 12 cents per share) and $10.5 million ($6.7 million after tax, or 16 cents per share), respectively. All per-share amounts are stated on a diluted basis.

“As the financial markets have begun to stabilize and improve, our confidence in the quality of our investment portfolio has been substantiated. Spread narrowing in the credit markets has significantly improved our unrealized loss position, with reported book value per share increasing 26 percent sequentially to $14.34. Meanwhile, book value per share excluding FAS 115 is now slightly higher than a year ago — just prior to the meltdown of the financial markets. Key balance sheet ratios, including risk based capital, remain consistent with our ratings, which have now been reaffirmed by all three primary rating agencies,” said Louis G. Lower, President and Chief Executive Officer. “That financial stability, combined with Horace Mann’s established position in our educator niche market, contributed to another very strong quarter in annuity sales, which increased 50 percent compared to a year ago. While the recession’s impact on new car sales continued to pressure applications for true new auto units, we’re beginning to close the gap to prior year and would expect continued improvement, as our growth in total points of distribution and recent growth in agent count build on the momentum we’ve established to transform our distribution system to a new, more powerful model. Finally, while catastrophes and non-catastrophe weather impacted our property results, the underlying profitability in all of our segments remained solid and generally consistent with expectations.”

“Net income before realized investment gains and losses was 28 cents per share for the second quarter,” continued Lower. “For the current accident year and excluding catastrophes, our property and casualty combined ratio of approximately 94 percent in the quarter was about 2 percentage points higher than the prior year period, largely reflecting the increase in non-catastrophe weather-related losses. In addition, combined annuity and life segment pretax earnings increased approximately 10 percent in the second quarter, compared to prior year, due to the positive impact of market performance on the valuations of deferred policy acquisition costs and the guaranteed minimum death benefit reserve.”

Segment Earnings

The property and casualty segment recorded net income of $3.6 million for the quarter, an increase of $1.7 million compared to the same period in 2008. Pretax catastrophe costs in the current quarter were $15.1 million compared to $22.4 million incurred in the second quarter of 2008. The second quarter 2009 property and casualty combined ratio was 103.8 percent, including 11.1 percentage points due to catastrophe costs, compared to 106.7 percent, including 16.6 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $2.1 million was recorded in the second quarter, which represented 1.5 percentage points on the combined ratio, compared to $2.4 million, or 1.8 percentage points on the combined ratio, recorded in the second quarter of 2008.

Annuity segment net income was $6.3 million for the three months ended June 30, 2009, reflecting an increase of $1.2 million compared to the same period in 2008. In the second quarter, the positive market performance had a favorable impact on both the valuation of annuity deferred policy acquisition costs and the level of guaranteed minimum death benefit reserves. In contrast, however, financial market performance over the past 12 months adversely affected the level of charges and fees earned on variable contract deposits in the quarter compared to prior year, which offset the higher interest margin earned on fixed annuity assets in the current period. Total annuity net fund flows continued to be positive in the quarter, as they were throughout 2008, and total cash value persistency of nearly 94 percent increased about 2 percentage points compared to a year earlier.”

Life segment net income of $5.0 million for the second quarter decreased $0.2 million compared to the same period in 2008, as an increase in mortality costs offset the growth in investment income. Life persistency remained in excess of 94 percent.

Segment Revenues

The company’s total premiums written and contract deposits increased 8 percent and 3 percent compared to the three and six months ended June 30, 2008, respectively, primarily reflecting increases in annuity deposit receipts in the current periods.

Total property and casualty premiums written increased 2 percent compared to both the three and six months ended June 30, 2008, primarily reflecting increases in average property and auto premiums per policy.

Annuity new contract deposits received increased 22 percent and 8 percent compared to the three and six months ended June 30, 2008, respectively. Life segment insurance premiums and contract deposits decreased 2 percent compared to the prior year three and six months.

Sales and Distribution

For both the three and six months ended June 30, 2009, total new auto sales units were 5 percent lower in the current periods than in the prior year. “In spite of the adverse prior year comparisons in total units, average agent true new auto productivity increased in the current periods,” said Lower. Flexible premium annuity sales increased 32 percent in the quarter and 68 percent for the six months compared to the respective prior year periods. Coupled with year-to-date growth of 44 percent in single premium rollover deposits, including both Horace Mann and partner company products, total annuity sales increased 50 percent compared to the first six months of 2008. “Horace Mann has approved annuity payroll reduction capabilities in approximately one-third of the 15,500 public school districts in the United States. This access will continue to benefit the Company’s marketing opportunities,” said Lower.

While the 684 Horace Mann agents at June 30, 2009 reflected a 5 percent decrease compared to a year earlier, the number of agents increased again in the current quarter, resulting in a 2 percent increase in agent count since year-end 2008. Including 474 licensed producers who work for the agents, Horace Mann’s total points of distribution increased to 1,158, a growth of 11 percent over a year earlier. “We are encouraged by the increase in the number of agents in the first half of the year. Based on current trends, we anticipate showing year-over-year agent growth by the end of next quarter. That expectation, coupled with the positive impact that our new Agency Business Model is having on productivity and the recent enhancements made to our field sales management structure, bodes well for Horace Mann’s future growth prospects,” said Lower.

Investment Gains and Losses

In the second quarter of 2009, pretax net realized investment gains were $11.0 million, which included $3.8 million of credit-related impairment write-downs, primarily associated with a single collateralized debt obligation security, and $4.1 million of realized impairment losses on securities that were disposed of during the quarter, primarily financial institution and telecommunications sector securities. The impairment amounts were largely offset by $6.1 million of realized gains on previously impaired securities that were disposed of during the quarter, primarily financial sector securities. In addition, the second quarter reflected approximately $13 million of realized gains on other security sales.

Horace Mann’s net unrealized investment losses on fixed maturity and equity securities of $171.3 million at June 30, 2009 improved significantly compared to the $359.6 million and $327.2 million levels recorded at March 31, 2009 and December 31, 2008, respectively. “Credit spreads improved across virtually all asset classes in the second quarter, with our investment grade corporate bond portfolio experiencing the most significant reduction in net unrealized losses. Some of the more highly stressed asset classes also showed improvement, including our financial institution bond and preferred stock holdings and our CMBS portfolio,” said Lower. “In light of this widespread improvement in the credit markets, coupled with our insignificant exposure to sub-prime, Alt-A and other lower-quality structured securities, we remain very comfortable with the underlying credit quality of our investment portfolio and have a high level of confidence that any future investment losses relating to the current economic environment will be very manageable.”

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2009	2008		2009	2008
DIGEST OF EARNINGS

Net income	$18.6	$4.5	313.3%	$32.0	$18.8	70.2%

Net income per share:
Basic	$0.48	$0.11	336.4%	$0.82	$0.46	78.3%
Diluted	$0.46	$0.11	318.2%	$0.79	$0.45	75.6%

Weighted average number of shares and equivalent shares (in millions) (A):
Basic	39.2	40.1	-2.2%	39.2	40.6	-3.4%
Diluted	40.5	41.2	-1.7%	40.5	41.7	-2.9%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$264.7	$245.0	8.0%	$486.0	$469.6	3.5%

Return on equity (B)				4.8%	8.5%	N.M.

Property & Casualty GAAP combined ratio	103.8%	106.7%	N.M.	99.2%	100.2%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	11.1%	16.6%	N.M.	7.2%	10.4%	N.M.

Dedicated agents (C)				684	721	-5.1%
Licensed producers (D)				474	322	47.2%
Total points of distribution				1,158	1,043	11.0%

Additional Per Share Information

Dividends paid	$0.0525	$0.105	-50.0%	$0.105	$0.21	-50.0%

Book value (E)				$14.34	$15.13	-5.2%

Financial Position

Total assets				$5,828.2	$6,053.0	-3.7%
Short-term debt				38.0	—	N.M.
Long-term debt				199.6	199.5	0.1%
Total shareholders' equity				561.8	591.1	-5.0%

N.M.	- Not meaningful.
(A)	During the three months ended March 31, 2008, the Company repurchased 1,636,376 shares of its common stock at an aggregate cost of $29.5 million, or an average cost of $18.01 per share. During the three months ended June 30, 2008, the Company repurchased 1,561,849 shares of its common stock at an aggregate cost of $24.8 million, or an average cost of $15.93 per share.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Agents under contract with the Company to market only the Company's products and limited additional third-party vendor products authorized by the Company.
(D)	Includes licensed producers working in dedicated agents' offices and excludes independent agents.
(E)	Book value per share excluding the fair value adjustment for investments was $16.86 at June 30, 2009 and $16.71 at June 30, 2008. Ending shares outstanding were 39,176,856 at June 30, 2009 and 39,061,788 at June 30, 2008.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$163.5	$163.8	-0.2%	$326.0	$326.3	-0.1%
Net investment income	61.0	57.8	5.5%	118.9	114.4	3.9%
Net realized investment gains (losses)	11.0	(8.1)	N.M.	10.2	(10.5)	N.M.
Other income	1.9	2.7	-29.6%	4.8	5.3	-9.4%

Total revenues	237.4	216.2	9.8%	459.9	435.5	5.6%

Benefits, claims and settlement expenses	118.2	122.1	-3.2%	226.0	229.0	-1.3%
Interest credited	34.5	32.6	5.8%	68.2	64.7	5.4%
Policy acquisition expenses amortized	19.1	18.8	1.6%	42.1	39.8	5.8%
Operating expenses	35.0	33.3	5.1%	70.7	68.1	3.8%
Amortization of intangible assets	—	1.6	-100.0%	0.2	2.8	-92.9%
Interest expense	3.5	3.4	2.9%	7.0	6.8	2.9%

Total benefits, losses and expenses	210.3	211.8	-0.7%	414.2	411.2	0.7%

Income before income taxes	27.1	4.4	515.9%	45.7	24.3	88.1%
Income tax expense (benefit)	8.5	(0.1)	N.M.	13.7	5.5	149.1%

Net income	$18.6	$4.5	313.3%	$32.0	$18.8	70.2%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$139.7	$137.7	1.5%	$267.9	$264.3	1.4%
Involuntary and other property & casualty	1.0	0.8	25.0%	1.9	1.0	90.0%

Total Property & Casualty	140.7	138.5	1.6%	269.8	265.3	1.7%

Annuity deposits	98.9	80.8	22.4%	167.6	154.7	8.3%

Life	25.1	25.7	-2.3%	48.6	49.6	-2.0%

Total	$264.7	$245.0	8.0%	$486.0	$469.6	3.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$3.6	$1.9	89.5%	$16.0	$14.9	7.4%

Annuity	6.3	5.1	23.5%	7.5	8.1	-7.4%

Life	5.0	5.2	-3.8%	8.4	7.8	7.7%

Corporate and other (A)	3.7	(7.7)	N.M.	0.1	(12.0)	N.M.

Net income	18.6	4.5	313.3%	32.0	18.8	70.2%

Catastrophe costs, after tax, included above (B)	(9.8)	(14.5)	-32.4%	(12.7)	(18.0)	-29.4%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
PROPERTY & CASUALTY

Premiums written	$140.7	$138.5	1.6%	$269.8	$265.3	1.7%
Premiums earned	135.8	134.5	1.0%	270.8	267.5	1.2%
Net investment income	8.5	9.1	-6.6%	16.8	18.3	-8.2%
Other income	0.6	0.5	20.0%	2.0	1.1	81.8%
Losses and loss adjustment expenses (LAE)	106.7	111.0	-3.9%	200.3	202.7	-1.2%
Operating expenses (includes policy acquisition expenses amortized)	34.2	32.5	5.2%	68.4	65.2	4.9%
Income before tax	4.0	0.6	566.7%	20.9	19.0	10.0%
Net income	3.6	1.9	89.5%	16.0	14.9	7.4%

Net investment income, after tax	7.2	7.6	-5.3%	14.2	15.3	-7.2%

Catastrophe costs, after tax (A)	9.8	14.5	-32.4%	12.7	18.0	-29.4%
Catastrophe losses and LAE, before tax	15.1	22.4	-32.6%	19.6	27.8	-29.5%
Reinsurance reinstatement premiums, before tax	—	—	—	—	—	—

Operating statistics:
Loss and loss adjustment expense ratio	78.5%	82.5%	N.M.	73.9%	75.8%	N.M.
Expense ratio	25.3%	24.2%	N.M.	25.3%	24.4%	N.M.
Combined ratio	103.8%	106.7%	N.M.	99.2%	100.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs	11.1%	16.6%	N.M.	7.2%	10.4%	N.M.
Claims office consolidation costs (all in LAE)	0.2%	—	N.M.	1.2%	—	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$139.7	$137.7	1.5%	$267.9	$264.3	1.4%
Automobile	91.7	90.3	1.6%	184.6	182.1	1.4%
Property	48.0	47.4	1.3%	83.3	82.2	1.3%

Premiums earned (voluntary) (B)	135.3	134.1	0.9%	269.7	267.4	0.9%
Automobile	92.3	91.1	1.3%	184.0	182.0	1.1%
Property	43.0	43.0	—	85.7	85.4	0.4%

Policies in force (voluntary) (in thousands)				793	799	-0.8%
Automobile				531	535	-0.7%
Property				262	264	-0.8%

Policy renewal rate (voluntary)
Automobile (6 months)				91.5%	91.3%	N.M.
Property (12 months)				89.3%	88.8%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	69.3%	71.7%	N.M.	69.9%	71.4%	N.M.
Expense ratio	25.2%	24.3%	N.M.	25.5%	24.3%	N.M.
Combined ratio	94.5%	96.0%	N.M.	95.4%	95.7%	N.M.

Effect on the combined ratio of:
Catastrophe costs	0.9%	2.5%	N.M.	0.7%	1.4%	N.M.
Claims office consolidation costs (all in LAE)	0.2%	—	N.M.	1.5%	—	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	98.5%	106.2%	N.M.	82.7%	86.2%	N.M.
Expense ratio	25.3%	23.9%	N.M.	24.8%	24.4%	N.M.
Combined ratio	123.8%	130.1%	N.M.	107.5%	110.6%	N.M.

Effect on the combined ratio of:
Catastrophe costs	33.6%	47.5%	N.M.	21.6%	29.8%	N.M.
Claims office consolidation costs (all in LAE)	0.2%	—	N.M.	0.8%	—	N.M.

Prior years' reserves favorable (adverse) development, pretax
Voluntary automobile	$2.5	$2.2	13.6%	$5.0	$3.5	42.9%
Total property	(0.4)	0.2	N.M.	—	0.6	-100.0%
Other property and casualty	—	—	N.M.	0.5	1.0	-50.0%

Total	2.1	2.4	-12.5%	5.5	5.1	7.8%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company's property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2009	2008		2009	2008
ANNUITY

Contract deposits	$98.9	$80.8	22.4%	$167.6	$154.7	8.3%
Variable	29.8	35.3	-15.6%	56.0	70.9	-21.0%
Fixed	69.1	45.5	51.9%	111.6	83.8	33.2%
Contract charges earned	3.4	4.9	-30.6%	6.6	9.6	-31.3%
Net investment income	37.0	34.0	8.8%	71.8	67.1	7.0%
Net interest margin (without realized investment gains and losses)	12.4	10.9	13.8%	23.2	21.4	8.4%
Other income	0.6	1.4	-57.1%	1.4	2.7	-48.1%
Mortality loss and other reserve changes	0.9	0.4	125.0%	0.3	(0.1)	N.M.
Operating expenses (includes policy acquisition expenses amortized)	8.0	8.7	-8.0%	20.5	20.2	1.5%
Amortization of intangible assets	—	1.3	-100.0%	—	2.2	-100.0%
Income before tax	9.3	7.6	22.4%	11.0	11.2	-1.8%
Net income	6.3	5.1	23.5%	7.5	8.1	-7.4%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$1.3	$0.2	550.0%	$(1.7)	$(2.1)	-19.0%
Value of acquired insurance in force	—	(0.3)	-100.0%	—	(0.2)	-100.0%
Guaranteed minimum death benefit reserve	0.7	—	N.M.	0.2	(0.1)	N.M.

Annuity contracts in force (in thousands)				177	168	5.4%
Accumulated value on deposit				$3,401.1	$3,600.6	-5.5%
Variable				1,012.5	1,382.7	-26.8%
Fixed				2,388.6	2,217.9	7.7%
Annuity accumulated value retention - 12 months
Variable accumulations				93.4%	91.8%	N.M.
Fixed accumulations				94.1%	92.4%	N.M.

LIFE

Premiums and contract deposits	$25.1	$25.7	-2.3%	$48.6	$49.6	-2.0%
Premiums and contract charges earned	24.3	24.4	-0.4%	48.6	49.2	-1.2%
Net investment income	15.8	14.9	6.0%	30.8	29.5	4.4%
Income before tax	7.9	7.9	—	13.3	12.3	8.1%
Net income	5.0	5.2	-3.8%	8.4	7.8	7.7%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$—	$(0.1)	-100.0%	$(0.1)	$(0.1)	—

Life policies in force (in thousands)				219	225	-2.7%
Life insurance in force				$13,680	$13,647	0.2%
Lapse ratio - 12 months
(Ordinary life insurance)				5.5%	5.6%	N.M.

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net realized investment gains (losses)	$11.0	$(8.1)	N.M.	$10.2	$(10.5)	N.M.
Interest expense	(3.5)	(3.4)	2.9%	(7.0)	(6.8)	2.9%
Other operating expenses, net investment income and other income	(1.6)	(0.2)	N.M.	(2.7)	(0.9)	200.0%
Income (loss) before tax	5.9	(11.7)	N.M.	0.5	(18.2)	N.M.
Net income (loss)	3.7	(7.7)	N.M.	0.1	(12.0)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.

The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2009	2008		2009	2008
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2009, $3,105.7; 2008, $3,223.7)				$2,953.7	$3,137.5	-5.9%
Equity securities, at fair value (cost 2009, $46.3; 2008, $52.9)				36.6	47.7	-23.3%
Short-term investments				341.9	52.4	552.5%
Short-term investments, securities lending collateral				—	63.1	-100.0%
Policy loans and other				111.7	104.3	7.1%

Total Annuity and Life investments				3,443.9	3,405.0	1.1%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2009, $705.4; 2008, $682.9)				698.7	671.3	4.1%
Equity securities, at fair value (cost 2009, $20.0; 2008, $39.9)				17.1	37.0	-53.8%
Short-term investments				18.1	26.1	-30.7%
Short-term investments, securities lending collateral				—	—	—

Total Property & Casualty investments				733.9	734.4	-0.1%

Corporate investments				29.1	4.1	N.M.

Total investments				4,206.9	4,143.5	1.5%

Net investment income
Before tax	$61.0	$57.8	5.5%	$118.9	$114.4	3.9%
After tax	41.5	39.3	5.6%	80.6	77.8	3.6%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment income (loss)
Property & Casualty	$2.3	$(1.5)	N.M.	$(5.9)	$(1.7)	247.1%
Annuity	7.3	(7.7)	N.M.	11.4	(11.1)	N.M.
Life	1.4	1.1	27.3%	4.7	2.3	104.3%
Corporate and Other	—	—	N.M.	—	—	N.M.

Total, before tax	11.0	(8.1)	N.M.	10.2	(10.5)	N.M.
Total, after tax	7.2	(5.1)	N.M.	6.6	(6.7)	N.M.
Per share, diluted	$0.18	$(0.12)	N.M.	$0.16	$(0.16)	N.M.

N.M. - Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	June 30, 2009		March 31, 2009	December 31, 2008	June 30, 2008	December 31, 2007
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$216.6	$(2.5)	$3.4	$4.9	$0.8	$2.3
Municipal bonds	743.8	6.3	(3.7)	(14.1)	(5.1)	6.0
Corporate bonds
Financial institutions	219.3	(11.0)	(35.3)	(19.9)	(13.5)	(3.0)
Other	1,362.7	(14.3)	(140.1)	(122.6)	(34.1)	11.0
High yield	163.8	(26.4)	(28.0)	(38.0)	(9.5)	(4.6)
Foreign government bonds	24.7	0.7	(0.1)	0.5	0.9	1.5
Mortgage-backed securities
Prime agency	490.1	18.5	21.2	20.5	(2.3)	1.9
Prime other	15.2	(0.8)	(0.2)	(0.6)	(1.6)	0.5
Sub-prime, Alt-A	3.6	(0.8)	(0.9)	(0.7)	(0.6)	(0.1)
Commercial mortgage-backed securities	257.7	(106.6)	(115.8)	(108.6)	(23.9)	(5.4)
Asset-backed securities
Sub-prime, Alt-A	1.1	(0.3)	(0.1)	0.1	(0.1)	—
Collateralized debt obligations, collateralized loan obligations	10.7	(4.0)	(4.7)	(0.4)	(2.5)	(3.8)
Other	101.9	(4.8)	(8.3)	(8.5)	(1.1)	0.4
Preferred stocks
Financial institutions	59.8	(19.7)	(34.2)	(29.8)	(9.4)	(7.6)
Other	33.6	(6.1)	(12.5)	(10.0)	(4.2)	(3.4)

Total fixed income securities	3,704.6	(171.8)	(359.3)	(327.2)	(106.2)	(4.3)

Common stocks	1.5	0.5	(0.3)	—	0.3	(0.5)
Derivatives	—	—	—	—	—	—

Total fixed maturity and equity security investments	$3,706.1	$(171.3)	$(359.6)	$(327.2)	$(105.9)	$(4.8)